As filed with the Securities and Exchange Commission on June 25, 2001

                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                            ATMOS ENERGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                _______________

          Texas and Virginia                              75-1743247
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)

                                _______________

                           1800 Three Lincoln Centre
                                5430 LBJ Freeway
                              Dallas, Texas 75240
                                 (972) 934-9227
             (Address of Principal Executive Offices and Zip Code)
                                _______________

                            Atmos Energy Corporation
                    Employee Stock Ownership Plan and Trust
                            (Full Title of the Plan)
                                _______________

                               Louis P. Gregory
                           1800 Three Lincoln Centre
                               5430 LBJ Freeway
                              Dallas, Texas 75240
                                (972) 934-9227
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)
                                _______________

================================================================================

                      CALCULATION OF REGISTRATION FEE(1)

================================================================================
          Title Of                   Amount                 Proposed Maximum          Proposed Maximum              Amount
         Securities                  to be                 Offering Price Per             Aggregate           of Registration
      To Be Registered           Registered (2)                Share (3)              Offering Price (3)              Fee
------------------------------------------------------------------------------------------------------------------------------------
Common stock, no par value        1,000,000                $22.96 per share           $22,960,000             $5,740
====================================================================================================================================

(1) This registration statement relates to the registration of additional securities under the Atmos Energy Corporation Employee Stock Ownership Plan and Trust. Under the original registration statement (File no. 33-57687) relating to the Employee Stock Ownership Plan and Trust, the registrant registered 1,000,000 shares of common stock. The filing fee associated with filing the original registration statement was $5,883.62.

(2) This registration statement covers, in addition to the number of shares of common stock, no par value, stated above, such additional shares as may be issued as a result of the antidilution provisions of the Employee Stock Ownership Plan and Trust.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) on the basis of the average of the high and low prices of the registrant's common stock as reported by the New York Stock Exchange on June 20, 2001.

(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registration statement (File no. 33-57687) on Form S-8 relating to the Atmos Energy Corporation Employee Stock Ownership Plan and Trust (formerly known as the Employee Stock Ownership Plan and Trust for Employees of Atmos Energy Corporation), filed by Atmos with the Securities and Exchange Commission on February 14, 1995, is incorporated by reference in and made a part of this registration statement.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Louis P. Gregory will opine for us as to the validity of the offered securities. Mr. Gregory is a Senior Vice President and the General Counsel of Atmos.

ITEM 8.   EXHIBITS.


Exhibit
Number      Description
-------     -----------
5.1         Opinion of Louis P. Gregory

23.1        Consent of Independent Auditors

23.2        Consent of Louis P. Gregory (included in Exhibit 5.1)

24          Power of Attorney (included on Signature Page)

_____________

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 25th day of June, 2001.

                              ATMOS ENERGY CORPORATION

                              By: /s/ ROBERT W. BEST
                                  ------------------------------------------
                                      Robert W. Best, Chairman,
                                      President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Best as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                              Date
---------                       -----                              ----
/s/ ROBERT W. BEST              Chairman, President and Chief      June 25, 2001
--------------------------      Executive Officer
Robert W. Best                  (Principal Executive Officer)



/s/ JOHN P. REDDY               Senior Vice President and          June 25, 2001
--------------------------      Chief Financial Officer
John P. Reddy                   (Principal Financial Officer)


/s/ F. E. MEISENHEIMER          Vice President and Controller      June 25, 2001
--------------------------      (Principal Accounting Officer)
F. E. Meisenheimer

/s/ TRAVIS W. BAIN II           Director                           June 25, 2001
--------------------------
Travis W. Bain II

                                Director                           June __, 2001
--------------------------
Dan Busbee

/s/ RICHARD W. CARDIN           Director                           June 25, 2001
--------------------------
Richard W. Cardin

/s/ THOMAS J. GARLAND           Director                           June 25, 2001
--------------------------
Thomas J. Garland

/s/ GENE C. KOONCE              Director                           June 25, 2001
--------------------------
Gene C. Koonce

/s/ VINCENT J. LEWIS            Director                           June 25, 2001
--------------------------
Vincent J. Lewis

/s/ THOMAS C. MEREDITH          Director                           June 25, 2001
--------------------------
Thomas C. Meredith

/s/ PHILLIP E. NICHOL           Director                           June 25, 2001
--------------------------
Phillip E. Nichol

/s/ CARL S. QUINN               Director                           June 25, 2001
--------------------------
Carl S. Quinn

/s/ CHARLES K. VAUGHAN          Director                           June 25, 2001
--------------------------
Charles K. Vaughan

/s/ RICHARD WARE II             Director                           June 25, 2001
--------------------------
Richard Ware II

     Pursuant to the requirements of the Securities Act of 1933, the ESOP Trust Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 25th day of June, 2001.

                              ESOP TRUST COMMITTEE

                              By: /s/  LAURIE M. SHERWOOD
                                  -------------------------------
                                  Laurie M. Sherwood, Chairperson

                              By: /s/ TOM S. HAWKINS, Jr.
                                  -------------------------------
                                  Tom S. Hawkins, Jr., Member

                              By: /s/ RONALD W. McDOWELL
                                  -------------------------------
                                  Ronald W. McDowell, Member

                              By: /s/ WYNN D. McGREGOR
                                  -------------------------------
                                  Wynn D. McGregor, Member

                              By: /s/ GORDON J. ROY
                                  -------------------------------
                                      Gordon J. Roy, Member

                                 EXHIBIT INDEX

Exhibit
Number     Description
-------    -----------

5.1        Opinion of Louis P. Gregory

23.1       Consent of Independent Auditors

23.2       Consent of Louis P. Gregory (included in Exhibit 5.1)

24         Power of Attorney (included on Signature Page)

_____________